UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 19, 2017
Date of Report (Date of earliest event reported)

HCP, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1920 Main Street, Suite 1200
Irvine, CA 92614
(Address of principal executive offices) (Zip Code)

(949) 407-0700
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 1.01    Entry into a Material Definitive Agreement.

On October 19, 2017, HCP, Inc., a Maryland corporation (“HCP,” “Company,” “we” or “our”), entered into a Credit Agreement (the “New Credit Agreement”), by and among the Company, as borrower, the lenders referred to therein, and Bank of America, N.A., as administrative agent. The New Credit Agreement provides for a $2.0 billion senior unsecured revolving credit facility, replacing the Company’s prior $2.0 billion senior unsecured revolving credit facility. Pursuant to the New Credit Agreement, the Company has the right to enter into term loans or increase the facility by an aggregate amount of up to $750 million, so long as no default or event of default is continuing and other customary conditions have been satisfied. Any such increase will be syndicated on a best efforts basis and no lender is required to increase its commitment under the New Credit Agreement to facilitate such increase. The New Credit Agreement includes sublimits of (i) up to $100 million for letters of credit, (ii) up to 10% of the facility for swingline loans, (iii) up to $1.0 billion for loans in certain alternative currencies and (iv) up to 50% of the facility for certain negotiated rate loans.

The New Credit Agreement matures on October 19, 2021, which is the fourth anniversary of the closing date. However, at its sole option, the Company may extend the maturity of the New Credit Agreement for up to two additional 6-month periods, so long as (i) no default or event of default exists at the time of the request or on the then current maturity date, (ii) the Company pays a fee equal to the product of 0.0625% multiplied by the then aggregate commitments under the facility, and (iii) other customary conditions have been satisfied.

Revolving loans outstanding under the New Credit Agreement will bear interest at a rate per annum equal to the applicable margin plus the applicable base rate or, at the Company’s option, the LIBOR, CDOR or BBSY interest rate (“Eurocurrency rate”), as applicable. Negotiated rate loans will bear interest at the rate agreed to between the Company and the applicable lender. The applicable margin ranges from 0.00% to 0.55% for base rate loans and 0.775% to 1.55% for Eurocurrency rate loans, in each case based on the senior unsecured long-term debt ratings of the Company (“Debt Ratings”). Based on the Company’s current Debt Ratings, the applicable margins for revolving loans are 1.00% for a Eurocurrency rate loan or 0.00% for a base rate loan.

The Company is also obligated to pay a facility fee on the aggregate amount of the revolving commitments (regardless of usage thereof) at a rate per annum ranging from 0.10% to 0.30% based on its senior unsecured long-term debt ratings and a fronting fee of 0.125% on alternative currency loans and letters of credit. The current applicable facility fee for the revolving loan is 0.20%.

The New Credit Agreement includes certain customary representations and warranties by the Company and imposes on the Company certain customary covenants and other requirements, including financial covenants that are substantially similar to the financial covenants in the Prior Credit Agreement (as defined below). The representations, warranties and covenants contained in the New Credit Agreement were made only for purposes of the New Credit Agreement and as of the specific date (or dates) set forth therein, and were solely for the benefit of the parties to the New Credit Agreement and may be subject to certain limitations as agreed upon by the contracting parties. In addition, the representations, warranties and covenants contained in the New Credit Agreement may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries of the New Credit Agreement and should not rely on the representations, warranties and covenants contained therein, or any descriptions thereof, as characterizations of the actual state of facts or conditions of the Company. Moreover, information concerning the subject matter of the representations and warranties may change after the date (or dates) of the New Credit Agreement, which subsequent developments may not be fully reflected in the Company’s public disclosure.

The Company’s obligations under the New Credit Agreement rank pari passu with other unsecured, unsubordinated general obligations of the Company.

Certain of the lenders party to the New Credit Agreement and their respective affiliates engage in financial advisory, investment banking, commercial banking or other transactions of a financial nature with the Company and its subsidiaries, including the provision of advisory services for which they receive certain fees, expense reimbursement or other payments.

The foregoing description of the New Credit Agreement does not purport to be complete and is qualified in its entirety by the full text of the New Credit Agreement, which is filed hereto as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02                                         Termination of a Material Definitive Agreement.

On October 19, 2017, in connection with entering into the New Credit Agreement described in Item 1.01 above, the Company terminated its prior Credit Agreement, dated as of March 11, 2011, by and among the Company, the lenders referred to therein, and Bank of America, N.A., as administrative agent (as amended, the “Prior Credit Agreement”). The Company repaid in full all amounts outstanding under the Prior Credit Agreement with the proceeds from the New Credit Agreement. No prepayment fees or early termination penalties were incurred in connection with terminating the Prior Credit Agreement.

Item 2.03                                         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 7.01                                         Regulation FD Disclosure.

On October 19, 2017, the Company issued a press release announcing the closing of the New Credit Agreement. The text of the press release is furnished herewith as Exhibit 99.1 and is incorporated by reference herein.

The information set forth in this Item 7.01 and the related information in Exhibit 99.1 attached hereto are being furnished to, and shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing with the SEC under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference therein.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

No.	Description
10.1	Credit Agreement, dated October 19, 2017, by and among the Company, as borrower, the lenders referred to therein, and Bank of America, N.A., as administrative agent.
99.1	Press Release dated October 19, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 19, 2017
HCP, Inc. (Registrant)

	By:	/s/ Troy E. McHenry
Troy E. McHenry
Executive Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

No.	Description
10.1	Credit Agreement, dated October 19, 2017, by and among the Company, as borrower, the lenders referred to therein, and Bank of America, N.A., as administrative agent.
99.1	Press Release dated October 19, 2017.

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